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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of REMEC, Inc. for the registration of 345,000 shares of its common stock and to the incorporation by reference therein of our report, dated March 6, 1997, on the financial statements of Radian Technology, Inc. as of December 27, 1996 and December 29, 1995, and for the three years ended December 27, 1996.

                                          /s/  IRELAND SAN FILIPPO, LLP

San Jose, California
February 25, 1998